UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2015

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 19, 2015, Bridge Bancorp, Inc. (the “Company”), the holding company of The Bridgehampton National Bank (the “Bank”), completed its acquisition of Community National Bank (“CNB”), through the merger of CNB with and into the Bank, with the Bank as the surviving institution. The merger was consummated pursuant to the Agreement and Plan of Merger by and Between the Company, the Bank and CNB, dated as of December 14, 2014 (the “Merger Agreement”). Pursuant to the Merger Agreement, CNB shareholders as of the close of business on June 19, 2015 will receive merger consideration of 0.79 of a share of Company common stock in exchange for each share of CNB common stock owned.

The preceding paragraph is qualified in its entirety by reference to the Merger Agreement, incorporated by reference to Exhibit 2.1 to this Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 19, 2015, as a result of the completion of the merger and pursuant to the Merger Agreement, Christian Yegen and Daniel Rubin, former directors of CNB, have been appointed to the Boards of Directors of the Company and the Bank. No determination has been made as to any board committees on which Messrs. Yegen or Rubin may serve. Neither Mr. Yegen nor Mr. Rubin is a party to a transaction with the Company or the Bank which would require disclosure under Item 404(a) of Regulation S-K. Each of Messrs. Yegen and Mr. Rubin are eligible to participate in any compensation and benefit plans applicable to directors of the Company and the Bank.

Item 8.01.	Other Events

On June 19, 2015, the Company announced that it had completed its acquisition of CNB through the merger of CNB with and into the Bank, as contemplated by the Merger Agreement. The Company issued 5.647 million shares of its common stock in the aggregate to CNB shareholders, at the exchange ratio of 0.79 of a share of Company common stock per share of CNB common stock. The press release dated June 22, 2015 announcing the completion of the acquisition is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

The financial statements required by this item are incorporated herein by reference to the financial statements of CNB included in the proxy statement/prospectus dated March 31, 2015, filed by the Company with the SEC on Form 424(b)(3) (Registration No. 333-202818) on April 6, 2015.

(b)

Pro forma financial information.

The pro forma financial information required by this item is incorporated herein by reference to the pro forma financial information included in the proxy statement/prospectus dated March 31, 2015, filed by the Company with the SEC on Form 424(b)(3) (Registration No. 333-202818) on April 6, 2015.

(c)	Shell company transactions: Not Applicable.
(d)	Exhibits:

Exhibit 2.1	Agreement and Plan of Merger by and between Bridge Bancorp, Inc., The Bridgehampton National Bank and Community National Bank, dated as of December 14, 2014 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2014 (Commission File No. 001-34096)).

Exhibit 99.1	Press Release dated June 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: June 22, 2015